UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 3, 2019

Date of Report (Date of earliest event reported)

First Horizon National Corporation

(Exact name of registrant as specified in its charter)

TN	001-15185	62-0803242
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

165 Madison Avenue
Memphis, Tennessee	38103
(Address of principal executive offices)	(Zip Code)

(901) 523-4444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
$0.625 Par Value Common Capital Stock	FHN	New York Stock Exchange LLC
Depositary Shares, each representing a 1/4,000th interest in a share of Non-Cumulative Perpetual Preferred Stock, Series A	FHN PR A	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 3, 2019, First Horizon National Corporation, a Tennessee corporation (“First Horizon”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with IBERIABANK Corporation, a Louisiana corporation (“IBKC”), pursuant to which First Horizon and IBKC have agreed to effect a mergers-of-equals transaction. The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, IBKC will merge with and into First Horizon (the “Merger”), with First Horizon continuing as the surviving entity. Promptly following the Merger, or at such later time as the parties may mutually agree, IBKC’s subsidiary, IBERIABANK, will merge with and into First Horizon’s subsidiary, First Horizon Bank (the “Bank Merger”), with First Horizon Bank continuing as the surviving bank. The Merger Agreement was unanimously approved by the Board of Directors of each of First Horizon and IBKC.

The headquarters of the combined company will be located in Memphis, Tennessee and the name of the surviving entity will be First Horizon. In addition, the Merger Agreement provides that the headquarters of the combined company’s regional banking business will be located in New Orleans, Louisiana. The Merger Agreement also provides that, on the closing date of the Merger, the surviving entity will contribute $20,000,000 to a new charitable foundation, incorporating the name “Louisiana First Horizon,” focused on community support in the state of Louisiana.

Merger Consideration

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value, $1.00 per share, of IBKC (“IBKC Common Stock”) outstanding immediately prior to the Effective Time, other than certain shares held by IBKC or First Horizon, will be converted into the right to receive 4.584 shares of common stock (the “Exchange Ratio”), par value $0.0625 per share, of First Horizon (“First Horizon Common Stock”). Holders of IBKC Common Stock will receive cash in lieu of fractional shares.

In addition, at the Effective Time, (i) each outstanding share of 6.625% fixed-to-floating non-cumulative perpetual preferred stock, Series B, par value $1.00 per share, of IBKC (“IBKC Series B Preferred Stock”), 6.60% fixed-to-floating non-cumulative perpetual preferred stock, Series C, par value $1.00 per share, of IBKC (“IBKC Series C Preferred Stock”) and 6.100% fixed-to-floating non-cumulative perpetual preferred stock, Series D, par value $1.00 per share, of IBKC (“IBKC Series D Preferred Stock,” and together with the IBKC Series B Preferred Stock and IBKC Series C Preferred Stock, the “IBKC Preferred Stock”), other than shares of IBKC Preferred Stock owned by shareholders of IBKC who properly demand and do not withdraw a demand for, or lose their right to, appraisal rights pursuant to the Louisiana Business Corporation Act, will be converted into the right to receive one share of an applicable newly issued series of First Horizon preferred stock having the same terms (the “New First Horizon Preferred Stock”), and (ii) (A) each outstanding IBKC equity award granted prior to November 3, 2019 under IBKC’s equity compensation plans will, in accordance with the terms and conditions that were applicable to such awards prior to the Effective Time, vest and be settled in shares of First Horizon Common Stock (with stock options automatically converted into stock options with respect to First Horizon Common Stock), in each case, after giving effect to the Exchange Ratio and appropriate adjustments to reflect the consummation of the Merger and the terms and conditions applicable to such awards prior to the Effective Time, and (B) any IBKC equity award granted on or after November 3, 2019 will be converted into a corresponding award with respect to First Horizon Common Stock, with the number of shares (and, in the case of stock options, the applicable exercise price) adjusted based on the Exchange Ratio, and will remain outstanding and subject to vesting in accordance with the same terms and conditions as applied to the corresponding IBKC equity award prior to the Effective Time.

Certain Governance Matters

Under the Merger Agreement and the bylaws of the combined company, upon the Effective Time:

•	D. Bryan Jordan, the current Chairman, President and Chief Executive Officer of First Horizon, will continue to serve as President and Chief Executive Officer of the surviving entity and of the surviving bank; and

•	Daryl G. Byrd, the current President and Chief Executive Officer of IBKC, will be appointed as Executive Chairman of the surviving entity and the surviving bank and will serve in such role until the second anniversary of the closing of the Merger or such earlier time as of which Mr. Byrd ceases to serve in such role for any reason, at which time Mr. Jordan will succeed Mr. Byrd as Chairman of the surviving entity and the surviving bank (the “Chairman Succession Date”).

Following the Chairman Succession Date, Mr. Byrd will serve as a senior advisor to the surviving entity and the surviving bank through the date which is five years from the closing of the Merger.

The officers of the surviving entity and the surviving bank will include four former officers of First Horizon and First Horizon Bank and four former officers of IBKC and IBERIABANK, in each case as set forth in the Merger Agreement.

In addition, at the Effective Time, the Board of Directors of the surviving entity will be comprised of 17 directors, of which 9 will be former members of the board of directors of First Horizon (including Mr. Jordan) and of which 8 will be former members of the board of directors of IBKC (including Mr. Byrd). Under the bylaws of the combined company, until the third anniversary of the closing of the Merger, each committee of the board of directors of the combined company will, to the fullest extent practicable, have at least five members and be composed of a number of former IBKC directors that is one less than the number of former First Horizon director serving on each such committee.

Certain Other Terms and Conditions of the Merger Agreement

The Merger Agreement contains customary representations and warranties from both First Horizon and IBKC, and each party has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of its business during the interim period between the execution of the Merger Agreement and the Effective Time, (2) its obligation to call a meeting of its shareholders to approve the Merger Agreement, and, subject to certain exceptions, to recommend that its shareholders approve the Merger Agreement, and (3) its non-solicitation obligations related to alternative acquisition proposals.

The completion of the Merger is subject to customary conditions, including (1) approval of the Merger Agreement by IBKC’s shareholders and by First Horizon’s shareholders and the approval by First Horizon’s shareholders of an amendment to First Horizon’s restated charter increasing the authorized shares of First Horizon Common Stock from 400,000,000 to 700,000,000, (2) authorization for listing on the New York Stock Exchange of the shares of First Horizon Common Stock and New First Horizon Preferred Stock (or depositary shares in respect thereof) to be issued in the Merger, subject to official notice of issuance, (3) the receipt of required regulatory approvals, including the approval of the Board of Governors of the Federal Reserve System, the Tennessee Department of Financial Institutions and the Louisiana Office of Financial Institutions, (4) effectiveness of the registration statement on Form S-4 to be filed with the Securities and Exchange Commission (“SEC”) by First Horizon in connection with the transactions contemplated by the Merger Agreement, and (5) the absence of any order, injunction, decree or other legal restraint preventing the completion of the Merger or the Bank Merger or making the completion of the Merger or the Bank Merger illegal. Each party’s obligation to complete the Merger is also subject to certain additional customary conditions, including (a) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (b) performance in all material respects by the other party of its obligations under the Merger Agreement and (c) receipt by such party of an opinion from its counsel to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

The Merger Agreement provides certain termination rights for both First Horizon and IBKC and further provides that a termination fee of $156,000,000 will be payable by either First Horizon or IBKC, as applicable, upon termination of the Merger Agreement under certain circumstances.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for the purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between First Horizon and IBKC instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (1) will not survive consummation of the Merger, and (2) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any factual information regarding First Horizon or IBKC, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding First

Horizon, IBKC, their respective affiliates or their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a Joint Proxy Statement of First Horizon and IBKC and a prospectus of First Horizon, as well as in the Forms 10-K, Forms 10-Q and other filings that each of First Horizon and IBKC make with SEC.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On November 3, 2019, First Horizon and Mr. Jordan, the current Chairman, President and Chief Executive Officer of First Horizon, entered into a letter agreement (the “Jordan Letter Agreement”) with respect to the terms of Mr. Jordan’s employment following the closing of the Merger. Pursuant to the Jordan Letter Agreement, Mr. Jordan will resign as Chairman on the closing date of the Merger and continue to serve as the President and Chief Executive Officer of the surviving entity and the surviving bank. On the Chairman Succession Date, Mr. Jordan will be reappointed as Chairman of the surviving entity and the surviving bank. The Jordan Letter Agreement provides that Mr. Jordan waives any rights to terminate his employment for “Good Reason” under his Change in Control Severance Agreement as a result of Mr. Jordan’s resignation as Chairman (or the assignment to Mr. Byrd of the certain duties outlined in a separate letter agreement between Mr. Byrd and First Horizon, described below), so long as Mr. Jordan remains President and Chief Executive Officer and is reappointed as Chairman on the Chairman Succession Date.

On November 3, 2019, First Horizon entered into letter agreements (the “Named Executive Agreements”) with two of its named executive officers, William C. Losch III and David T. Popwell. The Named Executive Agreements provide for the grant of restricted stock awards (the “Awards”) in consideration for a waiver of the executive’s rights to terminate employment for “Good Reason” under the executive’s Change in Control Severance Agreement with First Horizon as a result of the executive’s new role at the surviving entity and any corresponding change in duties and responsibilities. The Awards will vest in full on the first anniversary of the closing date of the Merger and will be forfeited upon any termination of employment other than a termination by the surviving entity or surviving bank that is not for “Cause”. All Awards will be forfeited if the Merger does not close and will be subject to repayment and recovery in full if the executive materially violates restrictive covenants in the Named Executive Agreement (as described below). The Awards are $1,250,000 for Mr. Losch and $1,400,000 for Mr. Popwell, with the number of shares to be determined using the volume weighted average price of a share of First Horizon Common Stock over the ten trading days immediately prior to the grant date, which will be November 18, 2019.

Under the Named Executive Agreements, Mr. Losch and Mr. Popwell have agreed to be bound by certain restrictive covenants, including non-solicitation covenants, for the one-year period following the closing date of the Merger. They will also be subject to indefinite non-disparagement and confidentiality covenants.

The foregoing description of the Jordan Letter Agreement and the Named Executive Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Jordan Letter Agreement and the form of Named Executive Agreement, which are attached hereto as Exhibits 10.1 and 10.2, and incorporated herein by reference.

Item 8.01.	Other Events.

On November 3, 2019, First Horizon and Mr. Byrd, the President and Chief Executive Officer of IBKC, entered into a letter agreement (the “Byrd Letter Agreement”) with respect to the terms of Mr. Byrd’s employment with and service to the surviving entity and the surviving bank following the closing of the Merger. Pursuant to the Byrd Letter Agreement, Mr. Byrd will serve as the Executive Chairman of the surviving entity and the surviving bank through the Chairman Succession Date. For the period commencing upon the Chairman Succession Date and ending on the fifth anniversary of the closing date of the Merger, Mr. Byrd will serve as Special Advisor to the chief executive officer of the surviving entity and the surviving bank.

Mr. Byrd will be employed by the surviving entity and the surviving bank through the second anniversary of the closing date of the Merger (the “Employment Period”), and Mr. Byrd’s annual target direct compensation and form of long-term incentive awards will be in the same amounts and on the same terms, and with the same payout determinations and amounts, as those that apply to Mr. Jordan (subject to certain exceptions). During the Employment Period, Mr. Byrd will be eligible to participate in the same employee benefit plans as are made available to similarly situated executives of the surviving entity and the surviving bank, and he will continue to receive the same perquisites as were made available to him as of immediately prior to the closing of the Merger.

For the three year period immediately following the Employment Period (the “Consulting Period”), Mr. Byrd will serve as a consultant to the surviving entity and the surviving bank and will receive an annual consulting fee equal to (i) $3.75 million for the first two years and (ii) $3.5 million for the third year. Through the end of the Consulting Period, Mr. Byrd will continue to have access to administrative support, office space and security arrangements provided by the surviving entity.

As of the closing date of the Merger, the surviving entity will grant Mr. Byrd a one-time cash Integration and Continuity Award in the amount of $5 million, payable in quarterly installments over five years; provided that any unpaid portion of the award will be paid to him in a lump sum at the time that Mr. Byrd transitions from Executive Chairman to Special Advisor or upon Mr. Byrd’s earlier termination other than by First Horizon for “Cause” or by Mr. Byrd without “Good Reason” (each as defined in the Byrd Letter Agreement). Any paid portion of the Integration and Continuity Award will be subject to repayment and recovery in full by First Horizon, and any unpaid portion will be forfeited, upon a (i) termination for “Cause”, (ii) resignation other than for “Good Reason” or (iii) material violation of the restrictive covenants in the Byrd Letter Agreement (as described below).

If Mr. Byrd’s employment or consulting service, as applicable, is terminated by First Horizon other than for Cause or by him for Good Reason, such termination will not affect the compensation to be provided to him under the Byrd Letter Agreement, subject to his continued compliance with restrictive covenants. If Mr. Byrd dies during the Employment Period or the Consulting Period, any remaining unpaid amounts due to him under the Byrd Letter Agreement (determined assuming target performance) will be paid to his estate, to the extent such unpaid amounts exceed the value of incremental life insurance benefits.

Under the Byrd Letter Agreement, Mr. Byrd has agreed to be bound by certain restrictive covenants, including non-competition and non-solicitation covenants, for the five-year period following the closing date of the Merger. He will also be subject to indefinite non-disparagement and confidentiality covenants.

The Byrd Letter Agreement does not affect the severance and other benefits under the terms of his existing Employment Agreement (the “Employment Agreement”), dated December 31, 2008, by and among IBERIABANK, IBKC and Mr. Byrd. Any amounts due to him under Section 5 of the Employment Agreement will be funded and maintained in a rabbi trust along with the Integration and Continuity Award described above. The severance and other benefits under the Employment Agreement will be paid to Mr. Byrd in connection with his future separation from service with the surviving entity and the surviving bank.

The foregoing description of the Byrd Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Byrd Letter Agreement, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of November 3, 2019, by and between First Horizon National Corporation and IBERIABANK Corporation.
10.1	Letter Agreement, dated as of November 3, 2019, by and between First Horizon National Corporation and D. Bryan Jordan.
10.2	Form of Retention Agreement.
99.1	Letter Agreement, dated as of November 3, 2019, by and between First Horizon National Corporation and Daryl G. Byrd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) with respect to First Horizon’s and IBKC’s beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information, but instead pertain to future operations, strategies, financial results or other developments. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should,” “is likely,” “will,” “going forward” and other expressions that indicate future events and trends identify forward-looking statements.

Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, operational, economic and competitive uncertainties and contingencies, many of which are beyond the control of First Horizon and IBKC, and many of which, with respect to future business decisions and actions, are subject to change and which could cause actual results to differ materially from those contemplated or implied by forward-looking statements or historical performance. Examples of uncertainties and contingencies include factors previously disclosed in First Horizon’s and IBKC’s respective reports filed with the U.S. Securities and Exchange Commission (the “SEC”), as well as the following factors, among others: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between First Horizon and IBKC; the outcome of any legal proceedings that may be instituted against First Horizon or IBKC; the possibility that the proposed transaction will not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated; the risk that any announcements relating to the proposed combination could have adverse effects on the market price of the common stock of either or both parties to the combination; the possibility that the anticipated benefits of the transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where First Horizon and IBKC do business; certain restrictions during the pendency of the merger that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; First Horizon and IBKC success in executing their respective business plans and strategies and managing the risks involved in the foregoing; the dilution caused by First Horizon’s issuance of additional shares of its capital stock in connection with the proposed transaction; and other factors that may affect future results of First Horizon and IBKC.

We caution that the foregoing list of important factors that may affect future results is not exhaustive. Additional factors that could cause results to differ materially from those contemplated by forward-looking statements can be found in First Horizon’s Annual Report on Form 10-K for the year ended December 31, 2018, and in its subsequent Quarterly Reports on Form 10-Q filed with the SEC and available in the “Investor Relations” section of First Horizon’s website, http://www.first horizon.com, under the heading “SEC Filings” and in other documents First Horizon files with the SEC, and in IBKC’s Annual Report on Form 10-K for the year ended December 31, 2018, and in its subsequent Quarterly Reports on Form 10-Q filed with the SEC and available in the “Investor Relations” section of IBKC’s website, http://www.iberiabank.com, under the heading “Financials & Filings” and in other documents IBKC files with the SEC.

Important Other Information

In connection with the proposed transaction, First Horizon will file with the SEC a registration statement on Form S-4 to register the shares of First Horizon’s capital stock to be issued in connection with the proposed transaction. The registration statement will include a joint proxy statement of First Horizon and IBKC which will be sent to the shareholders of First Horizon and IBKC seeking their approval of the proposed transaction.

This communication does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval. INVESTORS AND SHAREHOLDERS OF FIRST HORIZON AND IBKC ARE URGED TO READ, WHEN AVAILABLE, THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS TO BE INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT FIRST HORIZON, IBKC AND THE PROPOSED TRANSACTION.

Investors and shareholders will be able to obtain a free copy of the registration statement, including the joint proxy statement/prospectus, as well as other relevant documents filed with the SEC containing information about First Horizon and IBKC, without charge, at the SEC’s website (http://www.sec.gov). Copies of the registration statement, including the joint proxy statement/prospectus, and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Clyde A. Billings Jr., First Horizon, 165 Madison, Memphis, TN 38103, telephone (901) 523-5679, or Jefferson G. Parker, IBKC, 200 West Congress Street, Lafayette, LA 70501, telephone (504) 310-7314.

Participants in the Solicitation

First Horizon, IBKC and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction under the rules of the SEC. Information regarding First Horizon’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on March 11, 2019, and certain of its Current Reports on Form 8-K. Information regarding IBKC’s directors and executive officers is available in its definitive proxy statement, which was filed with SEC on March 28, 2019, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the solicitation of proxies in respect of the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HORIZON NATIONAL CORPORATION

By	/s/ William C. Losch III
	Name:	William C. Losch III
	Title:	Executive Vice President and Chief Financial Officer

Date: November 7, 2019